Exhibit T3B.14
BY-LAWS OF
YANKTON PRINTING COMPANY
ARTICLE I
STOCKHOLDERS’ MEETINGS
     Section 1. Annual Meetings. The annual meeting of the stockholders shall be held on the first Tuesday in the month bf May in each year, or if such day shall be a legal holiday, then on the next succeeding day not a legal holiday, at eleven o’clock a.m. for the election of directors and the transaction of such other business as may come before the meeting. If the annual meeting shall not be held on the day designated herein or any subsequent date to which the annual meeting may be adjourned, the Board of Directors shall cause the annual meeting to be held at a special meeting of the stockholders, as soon thereafter as conveniently may be.
     Section 2. Special Meetings. Special meetings of the stockholders for any purpose maybe held whenever called by the President, the Chairman of the Board of Directors, any two Directors, stockholders holding an aggregate of twenty-five percent of the, voting stock of the corporation, or a majority of the Board of Directors.
     Section 3. Place of Meeting. All meetings of the stockholders of the corporation for the election of directors, or for any other purpose, shall be held at the place designated in the call and notice of the Meeting, whether within or without the State of South Dakota.
     Section 4. Notice of Meetings. Notice of each meeting of the stockholders, whether annual or special, shall, at least ten, but not mole than fifty days before the day set for the meeting, be given to each stockholder of record entitled to vote, by delivering a written notice thereof to him, personally or by mailing such notice, postage prepaid, addressed to him at his address registered on the stock transfer books of the corporation. Such notice shall state the time and place of the meeting and, in the case of special meetings, in general terms the purposes thereof. If mailed, such notice shall be deemed delivered when deposited in the United States mail, addressed to the shareholder at his address of record, with postage thereon prepaid.
     Section 5. Ouorum. Except as otherwise required by statute, at any meeting of the stockholders, the holders of a majority of the stock of the corporation having voting rights shall be present in person or represented by proxy and shall constitute a quorum. In the absence of a quorum, the holders of a majority of the stock represented may adjourn the meeting from time to time, but not for a period of more than thirty days at any one time, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting originally called. No notice of an adjourned meeting need be given.
     Section 6. Proxy. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 7. Organization. The Chairman of the Board of Directors, if elected and present, or, if not, the President, or in his absence, the Vice President, or in the absence of all of these, a Chairman selected by the stockholders, shall preside. The Secretary shall act as Secretary at all meetings when present, and in the absence of the Secretary, the presiding officer shall appoint a Secretary.
ARTICLE II
DIRECTORS
     Section 1. Number. The business and affairs of the corporation shall be managed and controlled by a Board of Directors consisting of not more than fifteen nor less than three members, as shall be determined from time to time by resolution of the stockholders.
     Section 2. Election and Term of Office. Except as provided in the Articles of Incorporation, Directors shall be elected at each annual meeting of the stockholders to serve for the term of one year and until his successor shall be elected and shall qualify. A nominee receiving a plurality of the votes cast shall be deemed elected. The stockholders, by majority vote, shall at any annual or special meeting be vested with authority to remove any Director elected by said stockholders, with or without cause.
     Section 3. Vacancies. In case of any vacancies among the Directors, through death, resignation, disqualification, removal, or other cause, a successor may be elected by the remaining members of the Board of Directors to serve until a successor director shall be elected by the stockholders, but pending election by the stockholders, such successor director shall be fully qualified to act.
     Section 4. Place of Meeting. The Directors may hold their meetings at such places, either within or without the State of South Dakota as the Board may from time to time determine,
     Section 5. Annual Meetings. The Board of Directors shall meet as soon at practicable after the annual election of Directors at the place of the annual meeting of the shareholders of the corporation for the purpose of organization and the transaction of other business. No notice of such meeting shall be required. Such meeting may, however, be held at some other time and place which shall be specified in a notice given as hereinafter provided for special meeting of the Board.
     Section 6. Regular and Special Meetings. The Board of Directors may hold regular meetings between the annual stockholders meetings at such times as they may determine, and may hold special meetings whenever called by the Chairman of the Board, the President, any Vice President in the absence of the President, the Secretary, or any two members of the Board. Notice of regular and special meetings shall be given at least two days in advance of the meeting. Notice of any special or regular meeting of the Board shall be given in person or by mail, telephone, or telegraph, and the purpose need not be stated. Except as otherwise required by statute or by the notice of the meeting, any and all business may be transacted at any regular or special meeting of the Board.

     Section 7. Ouorum. A majority of the Directors shall constitute a quorum, and it shall be necessary for a majority of those Directors present at any meeting to agree upon any resolution or action of the Board for it to be valid and effective.
     Section 8. Compensation of Directors. The Directors shall not receive any stated salary for their services, but the Board may allow a fixed sum and expenses of attendance, if any; but nothing herein contained shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 9. Chairman. At all meetings of the Board of Directors, the Chairman of the Board, the President, or a Vice President shall preside, in the order stated.
     Section 10. Election of Officers. The Board of Directors shall elect all officers and fix their compensation and may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these by-laws or required to be exercised or done by the stockholders.
     Section 11. Committees. The Board of Directors may, from time to time, appoint committees, including an Executive Committee, for any purpose, and by majority vote of the entire Board, may delegate to any such committee, or to any officer or officers, such powers as the Board may deem expedient.
     Each committee shall consist of at least three Directors.
     The Executive Committee shall have all of the authority of the Board of Directors, except the authority to:
          (1) amend the Articles of Incorporation or Bylaws;
          (2) adopt a plan of merger or consolidation,
          (3) sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation;
          (4) voluntarily dissolve the corporation, revoke such proceedings, or recommend same.
     The Executive Committee shall act by a majority of its members.
     Section 12. Informal Action. Any action required to be taken by the Board of Directors or a Committee of the Board at a meeting may be taken without a meeting if written consent, setting forth the action taken, shall be signed by all the directors or committee members and filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as though action had been taken at a regular meeting.

ARTICLE III
OFFICERS
     Section 1. Executive Officers. The executive officers of the corporation shall be a President (who shall be a Director), one or more Vice Presidents, a Secretary and a Treasurer, who shall be elected by the Board of Directors. The Board of Directors may, if it is deemed desirable, elect a Chairman of the Board of Directors, one or more assistants to the President, one or more assistant Secretaries and one or more Assistant Treasurers. Any two of said offices may be held by a single person, provided that the office of President and the office of Secretary shall be held by separate persons.
     Section 2. Subordinate Officers. The Board of Directors or the President may appoint other officers or agents as shall be deemed necessary for efficiently carrying on the business of the corporation, especially, including general and local managers and cashiers, and all other officers so appointed shall hold their offices for such term and shall exercise such powers and perform such duties and receive such compensation as shall be determined from time to time by the Board of Directors, or, in the absence of such action by the Board, as shall be determined by the President.
     Section 3. Tenure of Officers. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected by the Directors may be removed, either with or without cause, at any time by a majority vote of the Directors; and any officer appointed by the President may be removed, either with or without cause, at any time by the President. If the office of any official of the corporation becomes vacant for any reason, the vacancy shall be filled by affirmative action of like character to that which would have been required to remove such official.
     Section 4. Chairman of the Board. Should the Board of Directors elect a Chairman, he shall preside at all meetings of the Board and at all meetings of the stockholders. He shall, where authorized by the Board of Directors, be the Chief Executive Officer of the corporation and have all powers pertaining to the office of Chief Executive.
     Section 5. President. The President shall be the Chief Executive and Administrative Officer of the corporation and shall have active and general management of the affairs and business of the corporation, except as provided in Section 4 of this Article; he shall preside at all meetings of stockholders and Directors, unless there is a Chairman of the Board who is present and shall see that all resolutions and orders of the stockholders and Directors are carried into effect; he shall do and perform all such duties as may from time to time be assigned to him by the stockholders, Directors or Chairman of the Board if the Chairman has been designated Chief Executive Officer; he shall provide at each annual meeting, and, when called for by vote of the stockholders, at any special meeting of the of the stockholders, a full and clear statement of the business and condition of the corporation, including a report of operating results for the preceding period and such recommendations as he may think proper for best promoting the interests of the corporation; he shall be ex-officio a member of all standing committees; he, together with the Secretary, shall sign all certificates of capital stock and shall perform such other duties as are incidental to his office; he shall direct activities and business of the corporation and shall have all of the authority and general powers of supervision and management usually vested in the office of the President of a corporation and also those usually exercised by a general manager in charge of plan and operations.
     Section 6. Vice President. A Vice President shall do and perform the usual duties incident to such office and shall do and perform the duties of the President in the absence or disability of the President. Should there be several Vice Presidents, in the absence of designation by the President or by the Board of Directors, they shall act in the place of the President in the order in which they were elected at the last election as recorded in the minutes. A Vice President shall also perform such additional duties, if any, as may be required of him by the Board of Directors or the President.
     Section 7. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings upon a book to be kept for that purpose; and shall perform like services for any committees, if any, to which may be delegated special duties to be performed on behalf of the corporation; he shall send copies of such minutes to absent Directors and committeemen. He shall give, or Cause to be given, notice of all meetings of the stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President under whose supervision he shall be, He shall keep in safe custody the seal of the corporation, and when authorized by the President or by the Board, shall affix the same to any instruments requiring it. When so affixed, it shall be attested by his signature or by the signature of the Treasurer. He shall have custody of the stock books of the corporation, and be authorized to sign, and affix the seal to, certificates of the capital stock of the corporation when executed by the President. In the absence of the Secretary, an Assistant Secretary, or Secretary pro tempore, may perform all of this duties.
     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the company, and shall deposit all monies and other valuable effects in the name Compensation and to the credit of the Company in such depositories or savings and loan associations as may be designated by the Board of Directors. In the absence of the Treasurer, the Assistant Treasurer may perform all of his duties.
     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, with the approval of the President, taking proper vouchers for all such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.
     Section 9. Compensation. The compensation of all officers of the corporation shall be fixed, from time to time, by the Board of Directors.

ARTICLE IV
CAPITAL STOCK
     Section 1. Stock Certificates. The certificates of stock of the corporation shall be numbered and shall be entered on the books of the corporation as they are issued. They shall exhibit the holders’ names and number of shares and shall be signed by the President or a Vice President and the Secretary or Assistant Secretary, and shall be under the seal of the corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.
     Section 2. Transfer of Stock. Transfer of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon the surrender and cancellation of certificate for a like number of shares. Each certificate surrendered upon the transfer of stock shall be at once canceled and pasted on the margin of the stub in the book from which it was taken when issued. The Board of Directors may make such additional rules and regulations concerning the issuance, transfer, and registration of stock as it deems expedient.
     Section 3. Closing of Transfer Books. The Board of Directors may close the transfer books in their discretion, for a period of not exceeding twenty days preceding the day appointed for the payment of dividends.
     Section 4. Registered Stockholders. The company shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by the laws of the State of South Dakota.
ARTICLE V
NOTICE AND WAIVER OF NOTICE
     Section 1. Any notice required to be given wider these by-laws to any stockholder or Director may be waived. Attendance at a meeting either in person or by proxy shall constitute waiver of notice of that meeting.
ARTICLE VI
BANK ACCOUNTS, CHECKS, SECURITIES, AND SEALING DOCUMENTS
     Section 1. Company Funds. Bank accounts for the deposit of funds of the corporation may be opened in such banks as may be selected and designated from time to time by the Board of Directors. Funds of the corporation may also be invested in such savings and loan ,associations as may be designated from time to time by the Board of Directors.

     Section 2. Checks. Said banks and savings and loan associations are authorized to make payments from the funds of the corporation on deposit or invested with them, such payments to be made upon presentation of checks or withdrawal orders signed by such official or officials, as may be designated from time to time by the Board of Directors. The use of facsimile signatures of such officials may be authorized by the Board of Directors.
     Section 3. Bond. The officers and employees shall furnish such bonds, if any, for the faithful performance of their duties as may be required by the Board of Directors.
     Section 4. Sealed Instruments. The President, a Vice President, the Secretary or Assistant Secretary, and Treasurer, when two of them shall act jointly, are empowered to use the corporate seal of the corporation whenever required on contracts and other instruments.
ARTICLE VII
INDEMNIFICATION
     Section 1. The corporation shall indemnify its Directors, Officers, employees or agents and all other persons to the fullest extent allowed by law.
ARTICLE VIII
AMENDMENTS OF BY-LAWS
     Section 1. Directors. These by-laws may be altered, amended or repealed by the affirmative vote of a majority of all the Directors then holding office at any regular meeting or at any special meeting of the Board, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting. However, any by-laws adopted by the Board of Directors may be altered, amended or repealed, and new by-laws may be adopted by the stockholders.
     Section 2. Stockholders. The stockholders may alter, amend or repeal these by-laws and adopt new bylaws at any regular meeting or at any special meeting of the stockholders if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting. The stockholders may prescribe that any by-law or by-laws adopted by them shall not be altered, amended or repealed by the Board of Directors.

AMENDMENT TO BY-LAWS
OF
YANKTON PRINTING COMPANY
(A SOUTH DAKOTA CORPORATION)
(Adopted effective October 15, 2009)
     IT IS RESOLVED, that Article II of the By-Laws of YANKTON PRINTING COMPANY (the “Corporation”) is amended by the addition of the following provision:
     Section 2A. Board Observers. At any time during which there is an outstanding balance on the Tranche A Term Loan (as such capitalized term is defined in that certain Amended and Restated Credit Agreement dated October 15, 2009 (the “Credit Agreement”), among Morris Communications Company, LLC, Morris Publishing Group, LLC, the Lenders party thereto, and Tranche Manager, LLC, as Administrative Agent), Tranche Holdings, LLC, or its designee, shall be entitled to designate one (1) nonvoting observer (the “Observer”) to the Company’s Board of Directors and to all committees thereof. Such Observer shall be entitled to attend all Board meetings (which meetings shall generally be held telephonically) but will not be entitled to vote at any Board meeting. Such Observer shall be entitled to receive all consents, proposed consents or Board actions, documents, materials, information and notices (whether or not in writing) provided to the Board; provided, however, that the Company reserves the right to exclude such Observer from access to any material or meeting or portion thereof (only if the Observer is notified of such withholding) if the Board votes in good faith after advice of counsel, that such exclusion is necessary (taking into account any confidentiality agreements that such Observer has executed or is willing to execute): (a) to preserve the attorney-client privilege; (b) to prevent a breach by the Board of Directors of its fiduciary duties; or (c) to avoid the impairment of the Company’s ability to enforce its rights under this Agreement in any bona fide dispute with the Observer. Such Observer may be removed from office only by Tranche Holdings, LLC, except that the Observer may be removed for cause by the Board of Directors in the event of willful misconduct or material breach of any confidentiality agreement with the Company or its affiliates; provided such Observer shall not be removed for cause until after Tranche Holdings, LLC has been notified of the Board’s intent to remove such person for cause and is given Tranche Holdings, LLC a reasonable amount of time to appoint another person as an Observer. Upon the payment and satisfaction in full of Tranche A Term Loan, Tranche Holdings, LLC shall cease to possess the right to designate an Observer, and any Observer so designated will automatically and without further action be removed from the Board. At any time during which there is an outstanding balance on the Tranche A Term Loan (as defined in the Credit Agreement), all travel and other reasonable expenses incurred by Tranche Holdings, LLC or its designee in connection with its rights in this Section 3.1.8.1 shall be reimbursed by the Company.